PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of July
 8, 2,0220121 (the “Effective Date”) by and between AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP, a Minnesota limited partnership, as to an undivided 70% interest, and AEI INCOME & GROWTH FUND 27 LLC, a Delaware limited liability company, as to an undivided 30% interest, together as tenants in common (collectively, “Seller”) and GRAND PRAIRIE PARTNERS, LLC, an Iowa limited liability company (“Buyer”). Seller desires to sell, and Buyer desires to purchase, all of Seller’s right, title and interest in the real property and improvements thereupon located at 1600 North Milwaukee Avenue, Vernon Hills, IL 60061, as more particularly described on Exhibit “A” attached hereto (the “Property”).

In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

1. Property; Intangibles.   The property to be sold to Buyer in this transaction consists of an undivided 100% interest in the Property and Seller’s interests in the licenses, permits, certificates of occupancy, plans, authorizations and approvals, warranties and any other intangible rights, privileges and appurtenances related to or used in connection with the Property, if any, to the extent assignable by Seller (the “Intangibles”). Seller owns no interest in any personalty with respect to the Property.

2. Lease. The Property is being sold subject to an existing Lease of the Property dated September
26, 2007, as amended by that certain First Amendment to Lease dated May 22, 2009, that certain Second Amendment to Lease dated August 1, 2018, and that certain Third Amendment to Lease dated April 30, 2020, by and between Seller, as lessor (pursuant to that certain Assignment and Assumption of Lease dated May 22, 2009 by and between Bradford Landing South, LLC, an Illinois limited liability company, as assignor, and Seller, as assignee), and Office Superstore East LLC, a Delaware limited liability company f/k/a Staples The Office Superstore East, Inc., as lessee (the “Tenant”) (collectively, the “Lease”).   Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, all right, title, and interest of Seller in and to the Property, the Intangibles, and the Lease pursuant to the terms of this Agreement.

3. Purchase Price. The Purchase Price for the Property is $3,225,000.00 (the “Purchase Price”). If all conditions precedent to Buyer’s obligations to purchase have been satisfied, Buyer shall deposit the Purchase Price, plus or minus prorations and other adjustments in accordance with this Agreement, with the Closing Agent (as defined below) on or before the Closing Date (as defined below).

4. Terms. The Purchase Price will be paid by Buyer as follows:

a) Within three (3) business days of the Effective Date of this Agreement, Buyer will deposit $100,000.00 (the “Earnest Money”) into an interest-bearing account with First American Title Insurance Company, 1125 17th Street, Denver, Colorado, 80202, Attn:

Lisa Ray; phone number: (303) 876-1134; email: liray@firstam.com (the “Closing Agent” or “Title Company” or “Escrow Agent”). Upon expiration of the Review Period (as defined below), provided Buyer has not cancelled this Agreement pursuant to the provisions of Section 5 below, the Earnest Money shall become non-refundable except as otherwise provided by this Agreement. The Earnest Money shall be credited against the Purchase Price when and if escrow closes and the sale is completed.

b) Buyer will deposit the balance of the Purchase Price, plus or minus prorations and other adjustments in accordance with this Agreement, into escrow in sufficient time to allow escrow to close on the Closing Date.

5. Due Diligence. Buyer will have until 5:00 p.m. local time in Chicago, Illinois, on that day that is thirty (30) days from the Effective Date of this Agreement (the “Review Period”) to conduct all of its inspections and due diligence and satisfy itself regarding the Property and this transaction. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Property or persons caused by Buyer or its agents arising out of such physical inspections of the Property, except to the extent attributable to any preexisting conditions in the Property, and this indemnity shall survive Closing (as defined below) or termination of this Agreement. On or before the Effective Date of this Agreement, Seller shall provide the items listed on Exhibit “B” (“Seller’s Materials”). The Review Period will be deemed satisfied if (i) Buyer has deposited the Earnest Money as required by Section 4 above and (ii) this Agreement is not cancelled by Buyer prior to the expiration of the Review Period pursuant to the provisions of this Section 5.

Buyer may cancel this Agreement before the expiration of the Review Period for any reason or no reason in Buyer’s sole discretion by delivering a cancellation notice to Seller and Closing Agent prior to the expiration of the Review Period. If this Agreement is not cancelled as set forth above, the Earnest Money shall be non-refundable unless (i) Seller shall default hereunder, (ii) in the event of a casualty or condemnation, subject to the provisions of Section
16 below, or (iii) as otherwise provided by this Agreement.

If Buyer cancels this Agreement before the expiration of the Review Period, as permitted under this Section, , Seller and Escrow Agent shall promptly return to Buyer its Earnest Money and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property. Each party hereto shall execute all documents reasonably requested by the other party hereto to evidence the termination hereof.

If Buyer fails to close this transaction if and when required to close pursuant to the provisions of the Agreement, then the provisions of Section 14 below will apply.

6. Closing Date. Escrow shall close (the “Closing”) thirty (30) days following the expiration of the Review Period set forth below (the “Closing Date”), unless the parties mutually agree otherwise.

7. Escrow. Escrow shall be opened upon execution of this Agreement by both parties. A copy of this Agreement will be delivered to the Title Company and will serve as escrow instructions.

8. Title. Seller, at its sole expense, within three (3) business days after the Effective Date, shall order an updated title insurance commitment, along with all underlying documents, which shall include without limitation any easement or declarations/CAM affecting the Property, for an Owner’s Title Insurance Policy (such commitment and underlying documents are collectively referred to herein as the “Title Commitment”), which Title Commitment shall be delivered to Buyer no later than ten (10) business days after the Effective Date.   Closing will be conditioned on the issuance by the Title Company of an Owner’s Title Insurance Policy, dated as of the Closing Date, in an amount equal to the Purchase Price, insuring that Buyer will own insurable fee simple title to the Property subject only to: the Title Company’s standard exceptions; current real property taxes and assessments which as of the Closing Date are not yet due and payable; survey exceptions; the rights of parties in possession pursuant to the Lease; and the Permitted Exceptions (as defined herein) (the “Title Policy”). Buyer shall, at its sole expense, order and obtain an updated survey of the Property (the “Updated Survey”). Buyer hereby acknowledges that if Buyer desires to remove the survey exception from the Title Commitment, it shall be Buyer’s responsibility to obtain such Updated Survey. Seller shall have no obligation to execute any “no change” or equivalent affidavit with respect to the existing survey of the real property, nor shall Seller have any obligation to make any representations or warranties regarding such survey or any measurements or depictions thereon.

Buyer shall be allowed ten (10) business days after receipt of said Title Commitment and the Updated Survey for examination and the making of any title objections thereto (the “Title Objections”), said Title Objections to be made in writing to Seller or deemed waived (such written notice of Buyer’s Title Objections to be hereinafter referred to as the “Notice of Objections”).    Except as set forth below, any title exception disclosed by the Title Commitment or Buyer’s Updated Survey and not listed in such Notice of Objections shall be deemed a “Permitted Title Exception” under this Agreement.

Within ten (10) business days after Seller’s receipt of the Notice of Objections (the “Title Cure Period”) Seller shall notify Buyer in writing of any Title Objection that Seller has cured or agreed to cure or eliminate (the “Seller Cure Notice”). If Seller shall fail to cure or agree to cure or eliminate any of the Title Objections listed in the Notice of Objections, then, subject to the provisions of the following paragraph, Buyer may elect, by written notice delivered to Seller no later than three (3) business days after Buyer’s receipt of the Seller Cure Notice, either to: (a) accept the Property subject to the title exception(s) not cured by the Closing Date, in which case such title exception(s) shall become a Permitted Title Exception(s) hereunder, except as otherwise provide by the provisions of the following paragraph, or (b) terminate this Agreement, in which case the Earnest Money shall be promptly reimbursed to Buyer, which reimbursement shall operate to terminate this Agreement.

In the event that Seller agrees to cure a Title Objection and commences such cure, but the same cannot be cured within the Title Cure Period, then the cure of such Title Objection shall be a condition precedent to Buyer’s obligation to close.

Regardless of whether such matters are raised in the Notice of Objections or any Notice of New Objections, any mortgage, security deed, lien, lis pendens, judgment, or other claim incurred by Seller during Seller’s ownership of the Property and which constitutes an exception to the title to the Property shall not in any event be a Permitted Title Exception hereunder, but such all such matters shall be fully paid, released, satisfied, and discharged of record by Seller on or prior to the Closing Date, and the proceeds of sale payable to Seller shall be reduced accordingly if needed to so pay, release, satisfy and discharge such matter; provided that such matter must have arisen directly from the acts or omissions of Seller, and not those of the Tenant.

At any time after the Effective Date of this Agreement and prior to Closing, Buyer shall have the right to notify Seller of any additional title exception which first appears of record after the effective date of the Title Commitment, or otherwise becomes known to Buyer. Buyer shall be allowed three (3) business days after notice of such additional title exception for examination and the making of any new Title Objections thereto by written notice to Seller (“Notice of New Objections”). Except as set forth herein, any title exception disclosed to Buyer and not listed in such Notice of New Objections shall be deemed a Permitted Exception. Within five (5) business days after Seller’s receipt of the Notice of New Objections (the “Second Title Cure Period”) Seller shall notify Buyer in writing of any new Title Objection that Seller has cured or agreed to cure or eliminate (the “Second Seller Cure Notice”). If Seller shall fail to cure or eliminate any of the new Title Objections listed in the Notice of New Objections, then subject to the provisions of the next sentence, Buyer may elect by written notice delivered to Seller no later than three (3) business days after Buyer’s receipt of the Second Seller Cure Notice either to: (a) accept the Property subject to the new title exception(s) not cured (in which case such new title exception(s) shall become a Permitted Title Exception(s) hereunder subject to the provisions of the next sentence), or (b) terminate this Agreement, in which case the Earnest Money shall be promptly reimbursed to Buyer, which reimbursement shall operate to terminate this Agreement.

The Closing Date shall be extended to accommodate any Title Cure Period or Second Title
Cure Period or an period provided above for Buyer’s response thereto.

9. Closing Costs. Seller shall pay the Standard Owner’s Title Insurance Policy premium in the full amount of the Purchase Price along with any title search and exam fees. Seller shall pay all transfer taxes (state, county, and municipal, as applicable). Seller shall pay any and all brokerage commissions to Newmark Midwest Region, LLC (“Seller’s Broker”) and Marcus
& Millichap Real Estate Investment Services (“Buyer’s Broker”) per separate agreement. Except for Seller’s Broker and Buyer’s Broker set forth above, both parties represent to the other that they have not been represented by a broker, and agree to hold the other harmless from any claim of brokerage commission by, through, or as a result of representation of the other party.

Buyer shall pay the full cost of any endorsements to the Owner’s Title Insurance Policy desired by Buyer, unless any such endorsement is required to cure (i) any Title Objection that Seller has agreed to cure or (ii) any Seller’s Monetary Lien, in all such cases Seller shall pay for such curative endorsements, and the full cost of any extended coverage as Buyer may require for such policy. Buyer will pay any and all recording fees. Buyer will pay the cost of updating any due diligence provided by Seller, including the cost of an updated survey to be ordered by Buyer as set forth in Section 8 above.

Buyer and Seller will split all escrow and closing fees equally. Each party will pay its own attorney’s fees and costs to document and close this transaction.

10. Real Estate Taxes, Special Assessments and Prorations. There shall be no proration for real estate taxes at Closing as Tenant pays all real estate taxes directly to the taxing authority.

All income and all operating expenses from the Property, if any, shall be prorated between the parties and adjusted by them as of the Closing Date. Seller shall be entitled to all income earned, and shall be responsible for all expenses incurred, prior to the Closing Date. Buyer shall be entitled to all income earned, and shall be responsible for all operating expenses of the Property incurred, on and after the Closing Date.

11. Seller’s Representations and Agreements.

a)        Seller represents and warrants as of this date and as of the Closing Date that:

i. The sole party in possession of the Property, or any portion thereof, is the Tenant under the Lease.   There are no other tenancies, leases, parties in possession or other occupancies of the Property. Tenant is a tenant only and has no right of first refusal or option to purchase the Property or any portion thereof. . Seller has not received any notice from Tenant alleging any default by Seller under the Lease, nor has Seller sent to Tenant a notice of a default by Tenant under the Lease that remains uncured.

ii. Seller has not received notice of any pending or threatened litigation, action, investigation, condemnation proceedings, or proceeding of any kind against the Property or Seller’s interest in the Property; nor has Seller received notice of any pending or threatened litigation, action, investigation, condemnation proceedings, or proceeding of any kind against Seller that would affect the ability of seller to perform its obligations under this Agreement.

iii. Except as may be permitted in paragraph (b) below, Seller is not aware of any contracts Seller has executed that would be binding on Buyer after the Closing Date.

iv. Seller has the requisite power and authority to enter into and perform this Agreement and documents required to be delivered by Seller hereunder; such documents have been duly authorized by all necessary action on the part of Seller and have been or will be duly executed and delivered; and such documents are valid and binding obligations of Seller, and are enforceable against Seller in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, creditor’s rights and other similar laws. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Seller is a party or by which Seller is bound.

v. Seller (i) is not in receivership or dissolution, (ii) has not made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, and (iii) has not been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy laws or any similar law or statute of the United States or any jurisdiction and no such petition has been filed against Seller, and to Seller’s actual knowledge, none of the foregoing are pending or contemplated.

vi. Seller is not a “foreign person,” “foreign partnership,” “foreign trust” or “foreign estate” as those terms are defined in Section 1445 of the Internal Revenue Code.

vii. Seller is not and is not acting on behalf of (i) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a “plan” within the meaning of Section
4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. §2510.3-101 of any such employee benefit plan or plans.

viii. Seller is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24,
2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and is not engaging in the transactions described herein, directly or indirectly, on behalf of, or instigating or facilitating the transactions described herein, directly or indirectly, on behalf of, any such person, group, entity or nation.

b) Provided that Buyer performs its obligations as required, Seller agrees that it will not enter into any new contracts that would materially affect the Property and be binding on Seller or Buyer after the Closing Date without Buyer’s prior consent.

c) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Seller, Seller shall perform, execute and deliver or cause to be performed, executed, and delivered at the closing or after the Closing Date, any and all further acts, deeds and assurances as Buyer or the Title Company may reasonably require in order to consummate the transactions contemplated herein.

12. Disclosures.

a) As of the Effective Date hereof, Seller has not received any notice of any material, physical, or mechanical defects of the Property, including without limitation, the plumbing, heating, air conditioning, and ventilating, electrical system. To the best of Seller’s knowledge without inquiry, all such items are in good operating condition and repair and in compliance with all applicable governmental, zoning, and land use laws, ordinances, regulations and requirements. If Seller shall receive any such notice to the contrary prior to the Closing Date, Seller will inform Buyer prior to the Closing Date, and Buyer may terminate this Agreement within ten (10) days after receipt of Seller’s notice and the Earnest Money will be returned. If Buyer does not inform Seller of its intent to terminate this Agreement after receipt of such notice, then Buyer shall have waived its right to terminate the contract under this provision.

b) As of the Effective Date hereof, Seller has not received any notice that the use and operation of the Property is not in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements. If Seller shall receive any such notice to the contrary prior to the Closing Date, Seller will inform Buyer prior to the Closing Date, and Buyer may terminate this Agreement within ten (10) days after receipt of Seller’s notice and the Earnest Money will be returned. If Buyer does not inform Seller of its intent to terminate this Agreement after receipt of such notice, then Buyer shall have waived its right to terminate the contract under this provision.

c) As of the Effective Date hereof, Seller has not received any notice that the Property is in violation of any federal, state or local law, ordinance, or regulations relating to industrial hygiene or the environmental conditions on, under, or about the Property, including, but not limited to, soil, and groundwater conditions. To the best of Seller’s knowledge, there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials (as hereinafter defined) on the Property or the migration of Hazardous Materials from or to other property. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer’s successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Property either before or after the Closing Date, except such Hazardous Materials on or in connection with the Property arising out of Seller’s negligence or intentional misconduct. If Seller shall receive any such notice to the contrary prior to the Closing Date, Seller will inform Buyer prior to the Closing Date, and Buyer may terminate this Agreement within ten (10) days after receipt of Seller’s notice and the Earnest Money will be returned. If Buyer does not inform Seller of its intent to terminate this Agreement after receipt of such notice, then Buyer shall have waived its right to terminate the contract under this provision.   As used in this Agreement, the term “Hazardous Materials” shall mean any of (A) any hazardous material as defined in any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authorities relating to environmental matters (being hereinafter collectively referred to as the "Environmental Laws"), (B) other toxic, dangerous or hazardous chemicals, materials, substances, pollutants and wastes, or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority and (C) petroleum product.

d) Buyer agrees that it is purchasing the Property in its present condition, “as is, where is,” and Seller has no obligations to construct or repair any improvements thereon or to perform any other act regarding the Property, except as expressly provided herein.

e) Buyer acknowledges that, having been given the opportunity to inspect the Property, Buyer is relying solely on its own investigation of the Property and not on any representations or information provided by Seller or to be provided by Seller, except as set forth herein. Buyer further acknowledges that the information provided, or to be provided, by Seller with respect to the Property was obtained from a variety of sources and Seller has not (a) made independent investigation or verification of such information, and (b) makes no representations as to the accuracy or completeness of such information, except as herein set forth. The sale of the Property as provided for herein is made on an “as-is, where-is” basis and Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified herein, Seller makes no warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, suitability for lease, suitability for commercial purposes, merchantability, or fitness for a particular purpose, in respect of the Property. Seller makes no representations of any sort that ownership of the Property will result in a profit to any Buyer.

f)   Buyer acknowledges that Seller cannot, and does not, make any representation as to (a) the success, or lack thereof, of the Property or continuation of the Lease post-Closing, or (b) the appropriateness of purchasing the Property for the Buyer’s individual tax or financial situation or tax or financial objectives. Buyer acknowledges that he or she is relying solely upon his or her own examination of the Property and all facts surrounding the purchase of the Property including the merits and risks involved therein.

The Parties agree that the provisions of this Section 12, subsections (a) through (f), shall survive the Closing Date for a period of six (6) months.

13. Closing.

a) Before the Closing Date, Seller will deposit into escrow an executed special or limited warranty deed in the form attached hereto as Exhibit C, duly executed and acknowledged by Seller and warranting title against lawful claims by, through, or under a conveyance from Seller, but not further or otherwise, conveying insurable title of the Property to Buyer, subject only to the Permitted Exceptions (the “Deed”).

b) On or before the Closing Date, Buyer will deposit into escrow the balance of the Purchase Price when required hereunder and any additional funds required of Buyer (pursuant to this Agreement or any other agreement executed by Buyer) to close escrow. Both parties will deliver to the Title Company any other documents reasonably required by the Title Company to close escrow.

c) On or before the Closing Date, Seller and Buyer will deliver or cause to be delivered to Escrow Agent an Assignment and Assumption of Lease in the form of Exhibit D attached hereto and made a part hereof, duly executed and acknowledged by Seller and Buyer, assigning all of Seller’s interest in, to, and under the Lease to Buyer. Additionally, if a memorandum of the Lease is recorded against the Property, Buyer may elect to have Buyer and Seller to deliver or cause to be delivered to Escrow Agent on or before the Closing Date a Memorandum of Assignment and Assumption of Lease, duly executed and acknowledged by Buyer and Seller, in recordable form (the “MOAL”).

d) On or before the Closing Date, Seller will deposit into escrow a notice to Tenant of the sale of the Property to Buyer and of the Assignment and Assumption of Lease duly executed by Seller and in a form reasonably acceptable to Buyer, such notice to be delivered by the Title Company to Tenant upon Closing.

e) On or before the Closing Date, Seller will deliver or cause to be delivered to Escrow Agent an Assignment of Intangibles in the form of Exhibit E attached hereto and made a part hereof duly executed by Seller.

f)   On or before the Closing Date, Seller and Buyer will deliver or cause to be delivered to Escrow Agent any real estate transfer tax forms or affidavits to the extent required by applicable laws duly executed by Seller and, if required, Buyer.

g) On or before the Closing Date, Seller and Buyer will deliver or cause to be delivered to Escrow Agent their respective counterpart signatures to the Title Company’s settlement statement.

h) On or before the Closing Date, Seller will deliver or cause to be delivered to Escrow
Agent the following additional documents duly executed and acknowledged by Seller

i. Affidavit of Seller. An Affidavit of Seller, substantially in the form of Exhibit
F attached hereto and made a part hereof.

ii. Gap Undertaking.    If required by the Title Company, a so-called Gap
Undertaking required in order to effect a New York-style closing.

                                           iii.   FIRPTA Affidavit. An affidavit in the form of Exhibit G, attached hereto and made a part hereof, from each entity comprising Seller  stating such Seller’s U.S.

taxpayer identification numbers and that such Seller entity is exempt from the withholding requirements of Section 1445 of the Internal Revenue Code.

iv. Broker’s lien waivers from the Brokers in the form customarily used in the State of Illinois.

v. Such other documents, instruments or agreements which Seller is required to deliver to Buyer pursuant to the provisions of this Agreement, including without limitation the Tenant Estoppel, the SNDA (as defined below), and the Declaration and ECCR Estoppel.
vi. State of Illinois Bulk Sales clearance letters, as set forth in Section 24_hereof. vii. Such other documents, instruments or agreements which may be required by the Title Company as a condition to the issuance of its title insurance policy as herein contemplated, including without limitation evidence of Seller’s good standing, qualification to do business, and authority to execute and deliver the documents necessary to consummate the transaction contemplated hereby.

i)   Estoppel Certificates/SNDA.   Seller shall use commercially reasonable efforts to deliver to Buyer at or before Closing (i) an estoppel certificate signed by Tenant and relating to the Lease using Tenant’s standard form (the “Tenant Estoppel”), (ii) a subordination, non-disturbance and attornment agreement (“SNDA”) signed by the Tenant and relating to the Lease using Tenant’s standard form and acceptable to Buyer’s lender, and (iii) an estoppel (each, a “Declaration Estoppel”) relating to each declaration, ECCR, or similar document recorded against the property including without limitation (A) that certain Easements, Covenants, Conditions and Restrictions dated October 9, 2007, as the same may be amended and assigned; (B) that certain Declaration of Easements, Covenants, Restrictions, Rights and Obligations dated October 9, 2009, (C) that certain Easements, Covenants, Conditions and Restrictions dated October 9, 2009, and (D) that certain Agreement Relating To The Development And Regulation Of Roads And Related Facilities To Serve The Cuneo Property dated June 7, 1996 (each a “Declaration”), provided, however, Seller’s obligation to use commercially reasonable efforts shall be met upon Seller’s request of such documents from Tenant and the parties under the Declaration(s) pursuant to the this Section 13(i). In no event shall Seller be in default hereunder or have any liability to Buyer for Seller’s failure to obtain the SNDA, the Tenant Estoppel or any Declaration Estoppel, but Buyer shall be under no obligation to consummate the Closing without the issuance of a Tenant Estoppel (indicating that Seller, as landlord, is not in default under the Lease) or an SNDA from Tenant. In the event Seller is unable to obtain (x) a Tenant Estoppel or an SNDA, then Buyer shall have the right to terminate this Agreement and receive a refund of the Earnest Money, whereupon this Agreement shall terminate and neither party shall have any further rights or obligations hereunder. If Seller is unable to obtain a Declaration Estoppel signed by all parties to the Declaration(s) as applicable, then Seller shall deliver an estoppel relating to the Declaration(s), as applicable, and signed by Seller, which such estoppel shall be limited to a statement from Seller certifying that

Seller has not actually received any written notice of Seller’s default under such
Declaration(s).

j)   On the Closing Date, if escrow is ready to close, the Title Company will: submit for recording in the official records of the county where the Property is located the Deed, the SNDA, the MOAL (if any), and any other documents to be recorded; cause the Title Company to issue the Title Policy; immediately deliver to Seller the portion of the Purchase Price deposited into escrow by cashier’s check or wire transfer (less debits and prorations and other adjustments in accordance with this Agreement, if any); deliver to Seller and Buyer a signed counterpart of the Title Company’s certified combined Closing statement showing all charges to all parties; and take all other actions necessary to close escrow.

14. Defaults.    IN THE EVENT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED BY REASON OF A DEFAULT OF BUYER UNDER THIS AGREEMENT, THE EARNEST MONEY (INCLUDING ALL INTEREST EARNED FROM THE INVESTMENT THEREOF) SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES, AS SELLER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, AT LAW OR IN EQUITY AS A RESULT OF SUCH DEFAULT. THE PARTIES ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON AFTER NEGOTIATION AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES AND AS SELLER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, AT LAW OR IN EQUITY AGAINST BUYER IN THE EVENT THE CLOSING DOES NOT OCCUR BY REASON OF BUYER’S DEFAULT. BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISIONS COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL OR HAD THE OPPORTUNITY TO SEEK COUNSEL TO UNDERSTAND THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED. IF SELLER SHALL DEFAULT HEREUNDER, THEN BUYER (i) MAY TERMINATE THIS AGREEMENT, WHEREUPON THE ENTIRE EARNEST MONEY SHALL BE RETURNED TO BUYER (TOGETHER WITH ALL INTEREST, IF ANY, EARNED THEREON) AS BUYER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, AT LAW OR IN EQUITY AS A RESULT OF SUCH DEFAULT AND (ii) SELLER MUST REIMUBURSE BUYER ITS ACTUAL OUT-OF-POCKET EXPENSES INCURRED AS A RESULT OF THIS AGREEMENT, NOT TO EXCEED $25,000.00. BUYER HEREBY EXPRESSLY WAIVES, RELINQUISHES AND RELEASES ANY OTHER RIGHT OR REMEDY AVAILABLE TO IT AT LAW, IN EQUITY OR OTHERWISE BY REASON OF SELLER’S INABILITY OR FAILURE TO PERFORM ITS OBLIGATIONS.

15. Buyer’s Representations and Warranties.

a) Buyer represents and warrants to Seller as follows:

i. In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the closing or after the Closing Date, any and all further acts, deeds and assurances as Seller or the Title Company may reasonably require in order to consummate the transactions contemplated herein.

ii. Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

iii. To Buyer’s knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

16. Damages, Destruction and Eminent Domain.

a) If, prior to the Closing Date, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000.00, this Agreement shall become null and void, at Buyer’s option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 5 hereof have been satisfied, or waived; and (ii) any ten-day period provided for above in this Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer’s right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the Purchase Price, and Seller shall assign to Buyer the Seller’s right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of the Tenant.

b) If the cost of repair is less than $10,000.00, Seller shall credit Buyer for the cost of the repairs. Buyer shall then be obligated to otherwise perform hereunder.

c) If, prior to the Closing Date, the Property, or any part thereof, is taken by eminent domain, Seller shall so notify Buyer and this Agreement shall become null and void at Buyer’s option. If Buyer elects to proceed to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the Purchase Price, and Seller shall assign to Buyer the Seller’s right, title, and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Property, subject to rights of the Tenant.

In the event that this Agreement is terminated by Buyer pursuant to this Agreement, the Earnest Money shall be immediately returned to Buyer .
17. 1031 Exchange.   Seller and Buyer agree to reasonably cooperate if either party intends to structure this transaction as a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code, as amended.
18. Cancellation.   If any party elects to cancel this Agreement because of any breach by another party or because escrow fails to close by the agreed date, the party electing to cancel shall deliver to Escrow Agent a notice containing the address of the party in breach and stating that this Agreement shall be cancelled unless the breach is cured within three (3) days following the delivery of the notice to the breaching party. Within three (3) days after receipt of such notice, the Escrow Agent shall send it by a nationally recognized courier service guaranteeing overnight delivery to the party in breach at the address contained in the Notice and no further notice shall be required. If the breach is not cured within three (3) days following the delivery of the notice to the breaching party, this Agreement shall be cancelled.

19. Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, and all of which shall constitute one and the same instrument. Any person may rely upon electronic signatures (e.g., DocuSign) and electronically transmitted copies of executed counterparts, (e.g., a photocopy, facsimile, e-mail, or other electronically transmitted copy) as if such copies were for all intents and purposes originals, and all such signatures shall be binding upon the parties hereto.

20. Expiration. Buyer is submitting this offer by signing a copy of this Agreement and delivering it to Seller, and Seller has five (5) days from receipt hereof within which to accept this offer. When executed by both parties, this Agreement will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller, and their respective successors and assigns.

21. Choice of Law. This Agreement shall be governed by, and construed in accordance with the laws of the state in which the Property is located.

22. Notices. All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or by email to the respective email address set forth below, or to such other address as such party may hereafter designate by written notice to the other party. Refusal, rejection, or return of any notice otherwise properly delivered as set forth herein shall be deemed to constitute delivery of such notice. Notice given in accordance herewith shall be deemed effectively given upon delivery to the address of the addressee.

If to Seller:                                   c/o AEI Fund Management, Inc.

1300 Wells Fargo Place
30 East Seventh Street
St. Paul, MN 55101
Attn: Kyle Hagen
Email:  khagen@aeifunds.com

With a copy to:                             c/o AEI Fund Management, Inc.
1300 Wells Fargo Place
30 East Seventh Street
St. Paul, MN 55101
Attn: Marissa Lassaux
Email:  mlassaux@aeifunds.com

If to Buyer:                                   Grand Prairie Partners, LLC
2540 73rd Street
Urbandale, IA 50322
Attn: James Rizzuti
Email:  jamesr@premier-midwest.com

With a copy to:                             Equis Law Group, LLC
2901 Butterfield Road
Oak Brook, IL 60523
Attn: Robert M. Silverman, Esq. Email:  rsilverman@equislaw.com

23. Miscellaneous.

a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence of this Agreement. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney’s fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

b) If this escrow has not closed by the Closing Date through no fault of Seller, Seller may, at its election, extend the Closing Date or exercise the remedies set forth in Sections 14 and 18..

c) Funds to be deposited or paid by Buyer must be good and clear funds in the form of cash, cashier’s checks or wire transfers, subject to the Title Company’s requirements.

d) Buyer shall have the right to assign this Contract at or prior to Closing to any entity or entities whose members or manager are affiliated with or related to Buyer or its members or members thereof without the consent of Seller (provided that Buyer shall notify Seller at least five (5) days prior to Closing to allow the parties to modify the Closing documentation accordingly). Other than the foregoing, Buyer shall not be entitled to assign any of its right, title, and interest herein without Seller’s prior consent. Any assignee shall expressly assume all of Buyer’s duties, obligations, and liabilities hereunder, and Buyer shall not be released from any of its obligations hereunder.

e) Whenever the last day for the exercise of any right or the discharge of any obligation under this Contract shall fall upon a Saturday, Sunday, or any public or legal holiday, the party having such right or obligation shall have until 5:00 p.m. (Central Standard Time) on the next succeeding regular business day to exercise such right or discharge such obligation. Time is of the essence of this Contract.

f)   The invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions hereof.

g) All of the provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties hereto.

h) No failure to strictly enforce any provision hereof shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by the other party of the same or any other provision.

i)   This Agreement may be executed in one or more counterparts by the Parties hereto.
All counterparts shall be construed together and shall constitute one agreement. Each counterpart shall be deemed an original hereof notwithstanding less than all of the Parties may have executed it. All facsimile and emailed executions shall be treated as originals for all purposes.

j)   All Parties agree to sign any and all further documents reasonably necessary to implement the terms hereof.

24. Bulk Sales Compliance.    Within ten (10) days after the Effective Date, Seller shall file customary requests for bulk sales clearances with the State of Illinois Department of Revenue (“IDOR”), the State of Illinois Department of Employment Security (“IDES”), Chicago Department of Revenue (“CDOR”) and such other governmental entities as are required by law, to obtain either so-called “clearance letters” indicating that no amounts are required to be withheld at Closing or “withholding certificates” indicating such amounts that shall be withheld in escrow pending Seller’s filing of final tax returns with the State of Illinois. Seller shall provide Purchaser with copies of all requests filed with IDOR, IDES and CDOR within two (2) business days of such filings. Seller shall indemnify and hold Purchaser harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys’ fees) relating to any and all liability to the State of Illinois in connection therewith, which indemnification obligation shall survive the Closing without limitation. The provisions of this
Section 8(m) shall survive the Closing and shall not be merged with the Deed.

25.  Title Insurer as Escrow Agent Duties and Disputes.

a) Title Insurer as escrow agent shall not be bound in any way by any other agreement or contract between Seller and Buyer, whether or not Title Insurer has knowledge thereof. Title Insurer’s only duties and responsibilities shall be to hold the Earnest Money and other documents delivered to it as agent and to dispose of the Earnest Money and such documents in accordance with the terms of this Agreement.   Without limiting the generality of the foregoing, Title Insurer shall have no responsibility to protect the Earnest Money and shall not be responsible for any failure to demand, collect or enforce any obligation with respect to the Earnest Money or for any diminution in value of the Earnest Money from any cause, other than Title Insurer’s gross negligence or willful misconduct. Title Insurer may, at the expense of Seller and Buyer, consult with counsel and accountants in connection with its duties under this Agreement. Title Insurer shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel and accountants.   Title Insurer shall not be obligated to take any action hereunder that may, in its reasonable judgment, involve it in any liability unless Title Insurer shall have been furnished with reasonable indemnity satisfactory in amount, form and substance to Title Insurer.

b) Title Insurer is acting as a stakeholder only with respect to the Earnest Money. If there is any dispute as to whether Title Insurer is obligated to deliver the Earnest Money or as to whom the Earnest Money is to be delivered, Title Insurer shall not make any delivery, but shall hold the Earnest Money until receipt by Title Insurer of an authorization in writing, signed by all the parties having an interest in the dispute, directing the disposition of the Earnest Money, or, in the absence of authorization, Title Insurer shall hold the Earnest Money until the final determination of the rights of the parties in an appropriate proceeding.   Title Insurer shall have no responsibility to determine the authenticity or validity of any notice, instruction, instrument, document or other item delivered to it, and it shall be fully protected in acting in accordance with any written notice, direction or instruction given to it under this Agreement and believed by it to be authentic. If written authorization is not given, or proceedings for a determination are not begun, within thirty (30) days after the date scheduled for the closing of title and diligently continued, Title Insurer may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Earnest Money with a court of the State of Illinois pending a determination. Title Insurer shall be reimbursed for all costs and expenses of any action or proceeding, including, without limitation, attorneys’ fees and disbursements incurred in its capacity as Title Insurer, by the party determined not to be entitled to the Earnest Money. Upon making delivery of the Earnest Money in the manner provided in this Agreement, Title Insurer shall have no further liability hereunder. In no event shall Title Insurer be under any duty to institute, defend or participate in any proceeding that may arise between Seller and Buyer in connection with the Earnest Money.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement to be effective as of the Effective Date.

SELLER:

AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP,
a Minnesota limited partnership

By:   AEI Fund Management XX, Inc., a Minnesota corporation,
its Corporate General Partner

By: /s/ Marni Nygard
Name: Marni Nygard
Title: President
Date: 7/8/2021

AEI INCOME & GROWTH FUND 27 LLC,
a Delaware limited liability company

By:   AEI Fund Management XXI, Inc., a Minnesota corporation,
its Managing Member

                        By: /s/ Marni Nygard
                        Name: Marni Nygard
Title:President
Date:7/8/2021

(signatures continued on following page)

BUYER:

GRAND PRAIRIE PARTNERS, LLC, an Iowa limited liability company

                        By: /s/ James C Rizzuti
                     Name: James C Rizzuti
                     Title: Managing Member
                     Date: 7/8/2021

JOINDER BY ESCROW AGENT:

Subject to the provisions of Section 25, Escrow Agent has executed this Joinder to confirm that Escrow Agent shall hold the Earnest Money required to be deposited under this Agreement and the interest earned thereto, in escrow, and shall disburse the Earnest Money, and the interest earned thereon, pursuant to the provisions of this Agreement.

                        FIRST AMERICAN TITLE INSURANCE COMPANY
  By: /s/ Lisa Ray
  Name: Lisa Ray
  Title: Escrow Officer
  Date: 7/8/2021

Exhibit A

(Legal Description)

Real Property in the City of Vernon Hills, Count of Lake, State of Illinois, described as follows:

Parcel 1:

Lot 2 in the Shoppes at Gregg's Landing Subdivision of parts of Sections 28 and 33, Township 44

North, Range 11 East of the Third Principal Meridian, according to the Plat thereof recorded

October 11, 2007 as document 6255002, in Lake County, Illinois.

Parcel 2:
Easement for the benefit of Parcel 1 for access, ingress and egress as created by the Declaration of Easements, Covenants, Restrictions, Rights and Obligations by and between Bank of America
N.A., John F Cuneo, Jr., Consuela Cuneo McAllister, and William G Myers, as successor trustees under Declaration of trust dated August 12, 1935, Bradford Landing South LLC, an Illinois limited liability company, and Lowe's Home Centers, Inc., a North Carolina corporation, recorded October
11, 2007 as document 6255007 as set forth on the Site Plan attached thereto as Exhibit A.

Parcel 3:
Easement for the benefit of Parcel 1 for ingress and egress as created by Easements, Covenants, conditions and Restrictions by and between Bradford Landing South LLC, an Illinois limited liability company and Lowe's Home Centers, Inc., a North Carolina corporation, recorded October
11, 2007 as document 6255006,s set forth in Exhibit A attached thereto.

Parcel 4:
Easement for the benefit of Parcel 1 for access as created by Declaration of Easements and
Maintenance Agreement made by Bradford Landing South LLC, an Illinois limited liability company, dated October , 2007, recorded October 11, 2007 as document 6255008, as amended by First Amendment to Declaration of Easements and Maintenance Agreement made by Bradford
Landing South LLC, an Illinois limited liability company, dated _____________, 2009 recorded
____________, 2009 as document ____________.

Exhibit B

(Seller’s Materials)

The following Seller’s Materials will be provided by Seller:

a) A copy of Seller’s existing Owner’s Title Policy for the Property, with copies of its underlying documents;

b) A copy of Seller’s existing as-built ALTA survey of the Property;

c) A complete copy of the Lease, and any amendments thereto, including but not limited to guaranties, amendments, assignments of lease and/or letter agreements, commencement agreements, memorandum of leases, and project acceptance letter;

d) A copy of Seller’s existing Phase I Environmental Site Assessment report;

e) A copy of the Tenant’s existing insurance certificate(s) for the Property;

f)   A copy of the Certificate of Occupancy from the governing municipality;

g) Copies of the existing final building plans and specifications for the improvements; and h) A copy of the most recent real estate tax statement for the Property.

Exhibit C

(Form of Deed)

THIS INSTRUMENT WAS PREPARED BY:

AFTER RECORDING RETURN TO

Equis Law Group, LLC
2901 Butterfield Road
Oak Brook, IL 60523
Attn: Robert M. Silverman

SPECIAL WARRANTY DEED Illinois

THIS INDENTURE, made as of the          day of             , 2021, by AEI NET LEASE INCOME
& GROWTH FUND XX LIMITED PARTNERSHIP, a Minnesota limited partnership, as to an undivided 70% interest, and AEI INCOME & GROWTH FUND 27 LLC, a Delaware limited liability company, as to an undivided 30% interest, together as tenants in common (the “Grantor”) to and in favor of                                                                        having an address of 2540 73rd Street, Urbandale, IA 50322, Attn: James Rizzuti (“Grantee”).

WITNESSETH, that the Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by the party of the second part, the receipt whereof is hereby acknowledged, by these presents do REMISE, RELEASE, ALIEN AND CONVEY unto the Grantee and to its successors and assigns, FOREVER, all the following described real estate, situated in the County of Lake and State of Illinois known and described in Exhibit A attached hereto and by this reference made a part hereof, together with all and singular the improvements, hereditaments and appurtenances thereunto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim or demand whatsoever, of the Grantor, either in law or equity, of, in and to the above described premises, with the improvements, hereditaments and appurtenances;

TO HAVE AND TO HOLD the said premises as above described, with the appurtenances, unto the Grantee, its successors and assigns forever.

And the Grantor, for themselves and their successors, do covenant, promise and agree, to and with Grantee, its successors and assigns, that they have not done or suffered to be done, anything whereby the said premises hereby granted are, or may be, in any manner encumbered or charged, except as herein recited; and that the said premises, against all persons lawfully claiming, or to claim the same, by, through or under it, it WILL WARRANT AND DEFEND, subject to the matters set forth in Exhibit B attached hereto and made a part hereof.

Property Address: 1600 N. Milwaukee Avenue, Vernon Hills, IL 60061
Pin:

IN WITNESS WHEREOF, Grantor has caused their name to be signed to these presents by its respective officer the day and year first above written.

GRANTOR:

AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP,
a Minnesota limited partnership

By:   AEI Fund Management XX, Inc., a Minnesota corporation,
its Corporate General Partner

By:
Name: Marni Nygard
Title: President

AEI INCOME & GROWTH FUND 27 LLC,
a Delaware limited liability company

By:   AEI Fund Management XXI, Inc., a Minnesota corporation,
its Managing Member

By:
Name: Marni Nygard
Title: President

Attached notaries

Tax bill to:

Exhibit D

(Form of Assignment of Lease*)

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made and entered into as of
, 2021, by and between AEI NET LEASE INCOME &
GROWTH FUND XX LIMITED PARTNERSHIP, a Minnesota limited partnership, as to an undivided 70% interest, and AEI INCOME & GROWTH FUND 27 LLC, a Delaware limited liability company, as to an undivided 30% interest, together as tenants in common (collectively, “Assignor”) in favor of [INSERT NAME OF BUYER OR ASSIGNEE] (“Assignee”).

W I T N E S S E T H:

A.        Assignor, as landlord, and [INSERT TENANT NAME], as tenant, are parties to that certain [INSERT LEASE NAME]dated [INSERT DATE], by and between [INSERT LANDLORD AND TENANT NAMES] (as assigned to Assignor, together with any amendments, certificates and guaranties related thereto, the “Lease”) relating to the property known as 1600 N. Milwaukee Ave., Vernon Hills, IL 60601 (the “Property”).

B.        Assignor and Assignee are parties to a Purchase and Sale Agreement dated as of _                         , 2021 (as may have been or may be assigned and/or amended from time to time, the “Purchase Agreement”), pursuant to which Assignor agreed to sell to Assignee and Assignee agreed to purchase from Assignor the Property, upon and subject to the terms, covenants and conditions contained in the Purchase Agreement.   Unless otherwise provided herein, all capitalized words and terms in this Agreement shall have the same meanings ascribed to such words and terms as in the Purchase Agreement.

C.        Concurrently herewith, Assignor is conveying the Property to Assignee.

D.        Pursuant to the Purchase Agreement, Assignor and Assignee desire to enter into this Assignment to effect the assignment of the Lease from Assignor to Assignee.

NOW, THEREFORE, in consideration of the Purchase Price and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants and agreements hereinafter set forth, Assignor and Assignee hereby agree as follows:

1.        Assignor hereby conveys, transfers and assigns to Assignee all of
Assignor’s right, title and interest as landlord under the Lease.

2.        Assignee hereby accepts the assignment of the Lease and agrees to perform and carry out all of the terms, covenants, conditions and obligations of the landlord under the Lease first accruing or arising from and after the date hereof.

3.        Assignee hereby agrees to indemnify, defend, and hold Assignor harmless from and against any and all liability, loss, cost, damage and expense (including, without limitation, reasonable attorneys’ fees and costs) incurred by Assignor directly or indirectly arising out of or based upon Assignee’s failure to keep, perform, fulfill and observe any of the terms, covenants, obligations, agreements, and conditions required to be kept, performed, fulfilled, and observed by the landlord under the Lease from and after the execution and delivery of this Assignment by Assignor and Assignee.

4.          Indemnification of Assignee. Assignor hereby agrees to indemnify, defend, and hold Assignee harmless from and against any and all liability, loss, cost, damage and expense (including, without limitation, reasonable attorneys’ fees and costs) incurred by Assignee directly or indirectly arising out of or based upon Assignor’s failure to keep, perform, fulfill, and observe any of the terms covenants, obligations, agreements, and conditions required to be kept, performed, fulfilled, and observed by the landlord under the Lease prior to the execution and delivery of this Assignment by Assignor and Assignee.

5.        This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and permitted assigns under the Purchase Agreement.

6.        This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Signature page attached.}

IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the date first set forth above.

ASSIGNOR:

AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP,
a Minnesota limited partnership

By:      AEI Fund Management XX, Inc., a Minnesota corporation,
its Corporate General Partner

By:
Name: Marni Nygard
Title: President

AEI INCOME & GROWTH FUND 27
LLC,
a Delaware limited liability company

By:      AEI Fund Management XXI, Inc., a Minnesota corporation,
its Managing Member

By:
Name: Marni Nygard
Title: President

ASSIGNEE:

[INSERT SIGNATURE BLOCK OF BUYER OR BUYER’S ASSIGNEE]

Exhibit *E

(Form of Assignment of Intangibles)

ASSIGNMENT OF INTANGIBLES

THIS ASSIGNMENT OF INTANGIBLES (“Agreement”) is made and entered into as of
                            , 20       , by and between AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP, a Minnesota limited partnership, as to an undivided 70% interest, and AEI INCOME & GROWTH FUND 27 LLC, a Delaware limited liability company, as to an undivided 30% interest, together as tenants in common (collectively, “Assignor”) in favor of [INSERT NAME OF BUYER OR ASSIGNEE] (“Assignee”).

W I T N E S S E T H:

A.        By that certain Purchase and Sale Agreement dated as of                            ,
2021 (as may have been or may be amended and/or assigned from time to time, the “Purchase Agreement”), by and between Assignor, as seller, and Assignee, as purchaser, Assignor agreed to sell to Assignee and Assignee agreed to purchase from Assignor all the Property, upon and subject to the terms, covenants and conditions contained in the Purchase Agreement.

B.        Concurrently herewith, Assignor is conveying to Assignee all of the
Property by the Deed.

C.        Assignor desires to assign to Assignee all of the Intangibles.

D.        Unless otherwise provided herein, all capitalized words and terms in this Agreement shall have the same meanings ascribed to such words and terms as in the Purchase Agreement.

NOW, THEREFORE, in consideration of the Purchase Price and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants and agreements hereinafter set forth, Assignor and Assignee hereby agree as follows:

1.        Assignor hereby assigns, transfers, sets over and conveys to Assignee, to the extent assignable, and without warranty or representation of any kind, express or implied, all of Assignor’s right, title and interest (if any) in and to the Intangibles.

2.        This Agreement shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and permitted assigns under the Purchase Agreement.

{Signature page attached.}

IN WITNESS WHEREOF, Assignor has executed this Agreement as of the date first set forth above.

ASSIGNOR:

AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP,
a Minnesota limited partnership

By:      AEI Fund Management XX, Inc., a Minnesota corporation,
its Corporate General Partner

By:
Name: Marni Nygard
Title: President

AEI INCOME & GROWTH FUND 27
LLC,
a Delaware limited liability company

By:      AEI Fund Management XXI, Inc., a Minnesota corporation,
its Managing Member

By:
Name: Marni Nygard
Title: President

Exhibit F

(Form of Seller’s Affidavit)

[Note: subject to approval of Title Company prior to execution of this Agreement]

SELLER’S TITLE AFFIDAVIT Commitment No.

[INSERT SELLER SIGNATORY/IES AND ENTITY/IES INFORMATION] (the “Company”), being first duly sworn, on oath state that, to the actual knowledge of the undersigned without investigation and subject to the matters set forth on Exhibit “B” attached hereto and made a part hereof:

1. The Company is the owner of the real property described in the above-referenced Title Commitment, commonly known as 1600 N. Milwaukee Ave., Vernon Hills, IL 60601, described on Exhibit “A” attached hereto and made a part hereof by this reference (the “Property”).

2. The Company’s business address is [INSERT SELLER ADDRESS(ES)].

3. There are no pending suits, proceedings, judgments, liens or executions against the Company which affect title to the Property, the improvements thereon or the fixtures attached thereto.

4. There have been no labor or materials furnished in connection with the Property by or on behalf of the Company in the past [NUMBER OF DAYS TO BE PROVIDED BY TITLE COMPANY] days that have not been paid, or, if any such work has been performed all bills or obligations incurred in connection with said improvements including the construction or repair thereof, have been paid in full, and that there are no claims for labor, services, or materials furnished in connection with said improvements which remain unpaid.

5. There are no unrecorded contracts, leases, easements or other agreements or interests that affect the Property nor are there any unrecorded options or contracts to purchase, contracts for deed or mortgage commitments, or unrecorded deeds, easements or rights of way for users or adverse interest with respect to the Property.

6. Other than [INSERT TENANT NAME], as tenant under that certain [INSERT LEASE NAME] dated [INSERT LEASE DATE], by and between [INSERT LEASE PARTY INFO], there are no persons in actual possession or having a right to possession of any portion of the Property.

7. There are no disputes concerning the boundary lines of the Property of which the undersigned has knowledge.

8. The Company has not entered into any agreement with any real estate broker for payment of a real estate commission or fees relating to the purchase, sale, management, leasing or other services in connection with the Property, other than Newmark Midwest Region, LLC.

9. That all real estate taxes, special assessments, water and sewer charges and management fees due and payable on or before the date hereof, if any, with respect to the Property are fully paid.

The Company makes this Affidavit for the purpose of inducing the issuance of title insurance polic(ies) in connection with the transfer of title of the Property. The Company hereby indemnifies and agrees to save harmless First American Title Insurance Company and its agents against any damages, or expenses, including attorney fees, sustained as a result of any of the foregoing matters not being true and accurate and further indemnifies as to defects, liens, encumbrances, adverse claims or other matters, if any, created by Seller and first appearing on the public records subsequent to the effective date of the above-referenced Commitment but prior to the date of recording of the limited warranty deed from Seller to [INSERT NAME OF BUYER OR ASSIGNEE], dated as of the date hereof.

[INSERT SELLER SIGNATURE BLOCK(S)]

Subscribed and sworn to before me
this           day of                            , 2021.

Signature of Notary Public or Other Official
Notarial Stamp or Seal (or other Title or Rank)

Exhibit G

(Form of FIRPTA Affidavit)

FIRPTA
CERTIFICATION BY ENTITY TRANSFEROR

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign entity.   To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by [INSERT SELLER ENTITY INFO] (“Transferor”), the undersigned hereby certifies the following:

1.        Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.        Transferor’s employer identification number is                                        ;
and

3.        Transferor’s office address is                                                  .

4.        That Transferor (check one):

            is NOT a disregarded entity as defined in §1.1445-2(b)(2)(iii).

or

 is a disregarded entity as defined in §1.1445-2(b)(2)(iii), and that the above is the employer identification number of
            , the _                        of Transferor.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury Transferor declares that Transferor has examined this certification and to the best of Transferor’s knowledge and belief it is true, correct and complete, and Transferor further declares that each has authority to sign this document.

Dated as of                   (“Effective Date”).

{Signature page follows.}

Date.
IN WITNESS WHEREOF, the undersigned has executed this instrument as of the Effective

TRANSFEROR:

[INSERT SIGNATURE BLOCK OF SELLER ENTITY]